Exhibit 13.1
CERTIFICATIONS FILES PURSUANT TO 17 CFR 240. 13(A) AND 18 U.S.C
SECTION 906 CERTIFICATION
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each undersigned officer of Barclays Bank PLC, a public limited company incorporated under the laws of England and Wales (“Barclays”), hereby certifies, to such officer’s knowledge, that:
The Annual Report on Form 20-F, as amended by Amendment No.1 on Form 20-F/A for the year ended December 31, 2021 (the “Report”) of Barclays fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Barclays.
Date: May 23, 2022

/s/ CS Venkatakrishnan

CS Venkatakrishnan
Title: Chief Executive
Barclays Bank PLC
Date: May 23, 2022

/s/ Steven Ewart

Steven Ewart
Title: Chief Financial Officer
Barclays Bank PLC
Barclays Bank PLC 2021 Annual Report on Form 20-F, as amended                         1